EXHIBIT (99)(a)

NEWS RELEASE

October 19, 2015
Contact:	Lance A. Sellers
President and Chief Executive Officer

A. Joseph Lampron, Jr.
Executive Vice President and Chief Financial Officer

828-464-5620, Fax 828-465-6780

For Immediate Release

PEOPLES BANCORP ANNOUNCES THIRD QUARTER EARNINGS RESULTS

Peoples Bancorp of North Carolina, Inc. (NASDAQ: PEBK), the parent company of Peoples Bank, reported third quarter and year to date earnings results with highlights as follows:

Third quarter highlights:

•
Net earnings were $2.5 million or $0.45 basic and diluted net earnings per share for the three months ended September 30, 2015, as compared to $2.4 million or $0.43 basic and diluted basic and diluted net earnings per share for the same period one year ago.

Year to date highlights:

•
Net earnings were $7.4 million or $1.34 basic net earnings per share and $1.32 diluted net earnings per share for the nine months ended September 30, 2015, as compared to $7.6 million or $1.35 basic net earnings per share and $1.34 diluted net earnings per share for the same period one year ago.

•	Non-performing assets declined to $10.8 million or 1.0% of total assets at September 30, 2015, compared to $12.6 million or 1.2% of total assets at September 30, 2014.
•	Total loans increased $34.2 million to $684.8 million at September 30, 2015, compared to $650.6 million at September 30, 2014.
•	Core deposits were $771.4 million or 95.7% of total deposits at September 30, 2015, compared to $757.2 million or 92.7% of total deposits at September 30, 2014.

Lance A. Sellers, President and Chief Executive Officer, attributed the increase in third quarter earnings to an increase in net interest income, which was partially offset by an increase in non-interest expense.

Net interest income was $9.1 million for the three months ended September 30, 2015, compared to $8.5 million for the three months ended September 30, 2014.  The increase in net interest income was primarily due to a $364,000 increase in interest income, which was primarily attributable to an increase in the average outstanding balance of loans and a $202,000 decrease in interest expense primarily due to a decrease in the average outstanding balances of FHLB borrowings and time deposits during the three months ended September 30, 2015, as compared to the same period one year ago.  Net interest income after the provision for loan losses was $8.8 million for the three months ended September 30, 2015, compared to $8.3 million for the three months ended September 30, 2014.  The provision for loan losses for the three months ended September 30, 2015 was $235,000, as compared to $256,000 for the three months ended September 30, 2014.  The decrease in the provision for loan losses is primarily attributable to a $2.4 million reduction in non-accrual loans from September 30, 2014 to September 30, 2015 and a $395,000 reduction in net charge-offs during the three months ended September 30, 2015, as compared to the same period one year ago.

Non-interest income was $3.3 million for the three months ended September 30, 2015, compared to $3.2 million for the three months ended September 30, 2014.  The increase in non-interest income is primarily attributable to a $387,000 increase in miscellaneous non-interest income and a $44,000 increase in mortgage banking income, which were partially offset by a $240,000 decrease in gain on sale of securities and a $150,000 decrease in services charges and fees.  The $387,000 increase in miscellaneous non-interest income is primarily due to $46,000 in net gains on other real estate owned properties for the three months ended September 30, 2015, as compared to $276,000 in net losses and write-downs on other real estate owned properties for the three months ended September 30, 2014.

Non-interest expense was $8.7 million for the three months ended September 30, 2015, compared to $8.5 million for the three months ended September 30, 2014.  The increase in non-interest expense was primarily due to a $295,000 increase in salaries and benefits expense resulting primarily from an increase in the number of full-time equivalent employees and annual salary increases and a $122,000 increase in occupancy expense, which were partially offset by a $289,000 decrease in other non-interest expense during the three months ended September 30, 2015, as compared to the three months ended September 30, 2014.  The decrease in other non-interest expenses is primarily due to a $218,000 amortization expense incurred during the three months ended September 30, 2014 that was associated with North Carolina income tax credits purchased in 2014.

Year-to-date net earnings as of September 30, 2015 were $7.4 million, or $1.34 basic net earnings per share and $1.32 diluted net earnings per share, as compared to $7.6 million, or $1.35 basic net earnings per share and $1.34 diluted net earnings per share for the same period one year ago.  The decrease in year-to-date earnings is primarily attributable to an increase in the provision for loan losses and an increase in non-interest expense, which were partially offset by an increase in non-interest income and an increase in net interest income, as discussed below.

Year-to-date net interest income as of September 30, 2015 was $26.1 million compared to $25.4 million for same period one year ago.  The increase in net interest income was primarily due to a $459,000 increase in loan interest income, which was primarily attributable to an increase in the average outstanding balance of loans and a $639,000 decrease in interest expense primarily due to a decrease in the average outstanding balance of FHLB borrowings and time deposits, which were partially offset by a $437,000 decrease in interest income on investment securities due to a decrease in the average outstanding balance of available for sale securities during the nine months ended September 30, 2015, as compared to the same period one year ago.   Net interest income after the provision for loan losses was $25.9 million for the nine months ended September 30, 2015, compared to $25.5 million for the same period one year ago.  The provision for loan losses for the nine months ended September 30, 2015 was an expense of $193,000, as compared to a credit of $27,000 for the nine months ended September 30, 2014.  The increase in the provision for loan losses is primarily attributable to a $34.2 million increase in loans from September 30, 2014 to September 30, 2015.

Non-interest income was $9.8 million for the nine months ended September 30, 2015, compared to $9.2 million for the nine months ended September 30, 2014.  The increase in non-interest income is primarily attributable to a $962,000 increase in miscellaneous non-interest income and a $262,000 increase in mortgage banking income, which were partially offset by a $331,000 decrease in service charges and fees.  The $962,000 increase in miscellaneous non-interest income is primarily due to $152,000 in net gains on other real estate owned properties for the nine months ended September 30, 2015, as compared to $468,000 in net losses and write-downs on other real estate owned properties for the nine months ended September 30, 2014.

Non-interest expense was $25.8 million for the nine months ended September 30, 2015, as compared to $24.7 million for the nine months ended September 30, 2014.  The increase in non-interest expense was primarily due to a $899,000 increase in salaries and benefits expense resulting primarily from an increase in the number of full-time equivalent employees and annual salary increases, a $101,000 increase in occupancy expense and a $23,000 increase in other non-interest expenses during the nine months ended September 30, 2015, as compared to the nine months ended September 30, 2014.

Total assets were $1.0 billion as of September 30, 2015, compared to $1.1 billion as of September 30, 2014.  Available for sale securities were $268.8 million as of September 30, 2015, compared to $279.8 million as of September 30, 2014.  Total loans were $684.8 million as of September 30, 2015, compared to $650.6 million as of September 30, 2014.

Non-performing assets declined to $10.8 million or 1.0% of total assets at September 30, 2015, compared to $12.6 million or 1.2% of total assets at September 30, 2014.  The decline in non-performing assets is primarily due to a $2.4 million decrease in non-accrual loans.  Non-performing loans include $7.9 million in commercial and residential mortgage loans, $405,000 in acquisition, development and construction (“AD&C”) loans and $197,000 in other loans at September 30, 2015, as compared to $6.4 million in commercial and residential mortgage loans, $3.9 million in AD&C loans and $483,000 in other loans at September 30, 2014.  The allowance for loan losses at September 30, 2015 was $10.4 million or 1.5% of total loans, compared to $12.3 million or 1.9% of total loans at September 30, 2014.  Management believes the current level of the allowance for loan losses is adequate; however, there is no assurance that additional adjustments to the allowance will not be required because of changes in economic conditions, regulatory requirements or other factors.

Deposits amounted to $806.6 million as of September 30, 2015, compared to $816.8 million at September 30, 2014.  Core deposits, which include noninterest-bearing demand deposits, NOW, MMDA, savings and non-brokered certificates of deposit of denominations less than $250,000, increased $14.3 million to $771.4 million at September 30, 2015, as compared to $757.2 million at September 30, 2014.  Certificates of deposit in amounts of $250,000 or more totaled $31.0 million at September 30, 2015, as compared to $48.7 million at September 30, 2014.  The decrease in certificates of deposit in amounts of $250,000 or more is attributable to a $7.1 million decrease in wholesale certificates of deposit combined with a decrease in retail certificates of deposit which was expected as part of the Bank’s pricing strategy to allow maturing high cost certificates of deposit to roll-off.

Securities sold under agreements to repurchase were $47.2 million at September 30, 2015, as compared to $47.0 million at September 30, 2014.

Shareholders’ equity was $102.9 million, or 9.9% of total assets, as of September 30, 2015, compared to $96.2 million, or 9.1% of total assets, as of September 30, 2014.  This increase is primarily due to an increase in retained earnings due to net income and an increase in accumulated other comprehensive income resulting from an increase in the unrealized gain on investment securities, which were partially offset by a decrease in common stock due to 88,587 shares of common stock having been repurchased as of September 30, 2015 under the Company’s stock repurchase program implemented in September 2014.

Peoples Bank operates 21 banking offices entirely in North Carolina, with offices in Catawba, Alexander, Lincoln, Mecklenburg, Union, Iredell and Wake Counties.  Peoples Bank also operates loan production offices in Lincoln and Durham Counties.  The Company’s common stock is publicly traded and is quoted on the Nasdaq Global Market under the symbol “PEBK.”

Statements made in this press release, other than those concerning historical information, should be considered forward-looking statements pursuant to the safe harbor provisions of the Securities Exchange Act of 1934 and the Private Securities Litigation Act of 1995.  These forward-looking statements involve risks and uncertainties and are based on the beliefs and assumptions of management and on the information available to management at the time that this release was prepared.  These statements can be identified by the use of words like “expect,” “anticipate,” “estimate,” and “believe,” variations of these words and other similar expressions.  Readers should not place undue reliance on forward-looking statements as a number of important factors could cause actual results to differ materially from those in the forward-looking statements.  Factors that could cause actual results to differ include, but are not limited to, (1) competition in the markets served by Peoples Bank, (2) changes in the interest rate environment, (3) general national, regional or local economic conditions may be less favorable than expected, resulting in, among other things, a deterioration in credit quality and the possible impairment of collectibility of loans, (4) legislative or regulatory changes, including changes in accounting standards, (5) significant changes in the federal and state legal and regulatory environment and tax laws, (6) the impact of changes in monetary and fiscal policies, laws, rules and regulations and (7) other risks and factors identified in the Company’s other filings with the Securities and Exchange Commission,  including but not limited to those described in the Company’s annual report on Form 10-K for the year ended December 31, 2014.

CONSOLIDATED BALANCE SHEETS
September 30, 2015, December 31, 2014 and September 30, 2014
(Dollars in thousands)

	September 30, 2015	December 31, 2014	September 30, 2014
	(Unaudited)	(Audited)	(Unaudited)
ASSETS:
Cash and due from banks	$39,681	$51,213	$34,887
Interest-bearing deposits	4,944	17,885	50,636
Cash and cash equivalents	44,625	69,098	85,523

Investment securities available for sale	268,821	281,099	279,787
Other investments	3,912	4,031	4,706
Total securities	272,733	285,130	284,493

Mortgage loans held for sale	1,679	1,375	887

Loans	684,800	651,891	650,550
Less: Allowance for loan losses	(10,420)	(11,082)	(12,343)
Net loans	674,380	640,809	638,207

Premises and equipment, net	16,831	17,000	17,482
Cash surrender value of life insurance	14,440	14,125	14,020
Accrued interest receivable and other assets	12,507	12,957	13,323
Total assets	$1,037,195	$1,040,494	$1,053,935

LIABILITIES AND SHAREHOLDERS' EQUITY:
Deposits:
Noninterest-bearing demand	$217,517	$210,758	$211,832
NOW, MMDA & savings	423,917	407,504	403,240
Time, $250,000 or more	31,036	47,872	48,694
Other time	134,091	148,566	153,029
Total deposits	806,561	814,700	816,795

Securities sold under agreements to repurchase	47,240	48,430	47,020
FHLB borrowings	50,000	50,000	65,000
Junior subordinated debentures	20,619	20,619	20,619
Accrued interest payable and other liabilities	9,868	8,080	8,294
Total liabilities	934,288	941,829	957,728

Shareholders' equity:
Series A preferred stock, $1,000 stated value; authorized
5,000,000 shares; no shares issued and outstanding	-	-	-
Common stock, no par value; authorized
20,000,000 shares; issued and outstanding
5,528,538 shares at 9/30/15, 5,612,588 shares
at 12/31/14 and 5,617,125 shares at 9/30/14	46,512	48,088	48,170
Retained earnings	51,442	45,124	43,648
Accumulated other comprehensive income	4,953	5,453	4,389
Total shareholders' equity	102,907	98,665	96,207

Total liabilities and shareholders' equity	$1,037,195	$1,040,494	$1,053,935

CONSOLIDATED STATEMENTS OF INCOME
For the three and nine months ended September 30, 2015 and 2014
(Dollars in thousands, except per share amounts)

	Three months ended		Nine months ended
	September 30,		September 30,
	2015	2014	2015	2014
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
INTEREST INCOME:
Interest and fees on loans	$8,089	$7,664	$23,015	$22,556
Interest on due from banks	4	18	21	42
Interest on investment securities:
U.S. Government sponsored enterprises	633	646	1,959	2,298
State and political subdivisions	1,145	1,168	3,465	3,514
Other	76	87	245	294
Total interest income	9,947	9,583	28,705	28,704

INTEREST EXPENSE:
NOW, MMDA & savings deposits	106	124	324	375
Time deposits	211	287	685	924
FHLB borrowings	443	556	1,294	1,650
Junior subordinated debentures	101	98	297	291
Other	13	11	34	33
Total interest expense	874	1,076	2,634	3,273

NET INTEREST INCOME	9,073	8,507	26,071	25,431
PROVISION FOR (REDUCTION OF PROVISION
FOR) LOAN LOSSES	235	256	193	(27)
NET INTEREST INCOME AFTER
PROVISION FOR LOAN LOSSES	8,838	8,251	25,878	25,458

NON-INTEREST INCOME:
Service charges	1,193	1,303	3,498	3,655
Other service charges and fees	173	213	718	892
Gain on sale of securities	-	240	-	266
Mortgage banking income	300	256	810	548
Insurance and brokerage commissions	179	161	544	521
Miscellaneous	1,421	1,034	4,238	3,276
Total non-interest income	3,266	3,207	9,808	9,158

NON-INTEREST EXPENSES:
Salaries and employee benefits	4,596	4,301	13,683	12,784
Occupancy	1,611	1,489	4,577	4,476
Other	2,462	2,751	7,494	7,471
Total non-interest expense	8,669	8,541	25,754	24,731

EARNINGS BEFORE INCOME TAXES	3,435	2,917	9,932	9,885
INCOME TAXES	942	475	2,487	2,313

NET EARNINGS	$2,493	$2,442	$7,445	$7,572

PER SHARE AMOUNTS
Basic net earnings	$0.45	$0.43	$1.34	$1.35
Diluted net earnings	$0.45	$0.43	$1.32	$1.34
Cash dividends	$0.08	$0.04	$0.20	$0.12
Book value	$18.61	$17.13	$18.61	$17.13

FINANCIAL HIGHLIGHTS
For the three and nine months ended September 30, 2015 and 2014
(Dollars in thousands)

	Three months ended		Nine months ended
	September 30,		September 30,
	2015	2014	2015	2014
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
SELECTED AVERAGE BALANCES:
Available for sale securities	$264,371	$283,358	$268,622	$292,463
Loans	676,049	638,192	663,574	625,185
Earning assets	951,843	954,899	948,782	945,334
Assets	1,036,558	1,046,679	1,036,912	1,030,414
Deposits	810,782	812,438	815,614	802,904
Shareholders' equity	103,400	96,020	104,969	94,530

SELECTED KEY DATA:
Net interest margin (tax equivalent)	4.02%	3.78%	3.92%	3.85%
Return on average assets	0.95%	0.93%	0.96%	0.98%
Return on average shareholders' equity	9.57%	10.09%	9.48%	10.71%
Shareholders' equity to total assets (period end)	9.92%	9.13%	9.92%	9.13%

ALLOWANCE FOR LOAN LOSSES:
Balance, beginning of period	$10,378	$12,675	$11,082	$13,501
Provision for loan losses	235	256	193	(27)
Charge-offs	(315)	(749)	(1,176)	(1,920)
Recoveries	122	161	321	789
Balance, end of period	$10,420	$12,343	$10,420	$12,343

ASSET QUALITY:
Non-accrual loans			$8,266	$10,634
90 days past due and still accruing			226	120
Other real estate owned			2,349	1,840
Total non-performing assets			$10,841	$12,594
Non-performing assets to total assets			1.05%	1.19%
Allowance for loan losses to non-performing assets			96.12%	98.01%
Allowance for loan losses to total loans			1.52%	1.90%

LOAN RISK GRADE ANALYSIS:
	Percentage of Loans
	By Risk Grade
	9/30/2015	9/30/2014
Risk Grade 1 (excellent quality)	1.72%	2.15%
Risk Grade 2 (high quality)	24.29%	21.49%
Risk Grade 3 (good quality)	53.05%	51.65%
Risk Grade 4 (management attention)	14.52%	15.40%
Risk Grade 5 (watch)	3.71%	4.57%
Risk Grade 6 (substandard)	2.47%	4.43%
Risk Grade 7 (doubtful)	0.00%	0.00%
Risk Grade 8 (loss)	0.00%	0.00%

At September 30, 2015, including non-accrual loans, there were six relationships exceeding $1.0 million in the Watch risk grade (which totaled $13.1 million) and one relationship exceeding $1.0 million in the Substandard risk grade (which totaled $1.3 million). There was one relationship with loans in both the Watch and Substandard risk grades, which totaled $1.2 million for loans in both risk grades combined.

(END)